===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Stillwater Mining Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

     April 5, 1999
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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 27, 1999

To Our Stockholders:

  On Thursday, May 27, 1999, Stillwater Mining Company (the "Company") will hold its 1998 Annual Meeting of Stockholders at the Westin Tabor Center Hotel, 1672 Lawrence Street, Denver, Colorado 80202, at 10:00 a.m., Mountain Daylight Time.

  Only stockholders who owned stock at the close of business on March 29, 1999 may vote at this meeting or any adjournments that may take place. At the meeting, the stockholders will:

  1.Elect the Board of Directors;

  2.Amend the Company's Restated Certificate of Incorporation to alter the required number of directors;

  3. Approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 1999.

  4. Attend to other business properly presented at the meeting or any postponements or adjournments thereof.

  Your Board of Directors recommends that you vote in favor of the three proposals outlined in this proxy statement.

  This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are first being sent to stockholders of the Company on or about April 7, 1999.

                                          By Order of the Board of Directors

                                          Michael A. Shea, Secretary

Denver, Colorado
April 7, 1999

  To assure your representation at the Annual Meeting of Stockholders, please sign, date and return your Proxy in the enclosed envelope, whether or not you expect to attend in person. Stockholders who attend the meeting may revoke their proxies and vote in person.

                           STILLWATER MINING COMPANY
                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
GENERAL INFORMATION.......................................................   1
  Solicitation............................................................   1
  Voting Rights...........................................................   1
  Voting..................................................................   1
  Revocability of Proxy...................................................   2
PROPOSAL ONE: ELECTION OF DIRECTORS.......................................   3
  Nominees for Election...................................................   3
  Meetings and Committees of the Board....................................   4
  Director Compensation...................................................   5
EXECUTIVE COMPENSATION AND OTHER INFORMATION..............................   6
  Executive Compensation..................................................   6
  Employment Agreements...................................................   7
  Section 16(a) Beneficial Ownership Reporting Compliance.................   8
  Stock Option Grants.....................................................   8
  Option Values...........................................................   9
  Report of the Compensation Committee of the Board of Directors..........   9
  Performance Graph.......................................................  12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............  13
PROPOSAL TWO: APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF
 INCORPORATION TO ALTER THE REQUIRED NUMBER OF DIRECTORS..................  14
  Approval by Stockholders................................................  14
PROPOSAL THREE: APPOINTMENT OF INDEPENDENT ACCOUNTANTS....................  15
STOCKHOLDER PROPOSALS.....................................................  15
GENERAL...................................................................  15

                           STILLWATER MINING COMPANY
                          1200 17th Street, Suite 900
                            Denver, Colorado 80202

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 27, 1999

                               ----------------

  This Proxy Statement is furnished to the stockholders of Stillwater Mining Company (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on May 27, 1999, or any postponements or adjournments thereof. The Meeting is being held to: (i) elect eight directors to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected; (ii) amend the Company's Restated Certificate of Incorporation to alter the required number of directors; (iii) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999; and (iv) transact such other business as may properly come before the meeting or any postponements or adjournments thereof. The Company's principal executive offices are located at 1200 17th Street, Suite 900, Denver, Colorado 80202, and its telephone number is (303) 352-2060.

                              GENERAL INFORMATION

Solicitation

  The enclosed proxy is being solicited by the Board of Directors of the Company on behalf of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock, par value $.01 per share ("Common Stock"), registered in the names of nominees. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company has employed the firm of Morrow & Company in New York to assist in the solicitation of proxies and expects to pay that firm $5,000 plus out-of-pocket expenses.

Voting Rights

  Holders of shares of Common Stock at the close of business on March 29, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, 34,615,179 shares of Common Stock were issued, outstanding and entitled to vote (all data in this Proxy Statement have been adjusted to reflect a three-for-two stock split effective December 31, 1998). The holders of at least 50% of the Common Stock of the Company issued, outstanding and entitled to vote at the Meeting, present in person or by proxy, constitutes a quorum.

  Each share of Common Stock outstanding on the Record Date is entitled to one vote, and holders of shares of Common Stock have cumulative voting rights in connection with the election of directors. A stockholder may cumulate votes for the election of directors by multiplying the number of votes to which the stockholder is entitled to vote by eight (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees.

Voting

  The vote of the holders of (i) a plurality of votes cast at the Meeting is required for the election of directors and (ii) a majority of the stock having voting power present in person or represented by proxy is required to approve the amendment to the Restated Certificate of Incorporation and the selection of PricewaterhouseCoopers LLP as the Company's independent accountants. If a stockholder abstains from voting on any matter, the Company intends to count such stockholder as present for purposes of determining whether a quorum is present at the Meeting for the transaction of business. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as directors of the nominees named in this proxy statement FOR the amendment to the Restated Certificate of Incorporation, and FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants. Additionally, the Company intends to count broker "nonvotes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A nonvote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and nonvotes will not be counted as votes cast for or against items submitted for a vote of stockholders. Abstentions and broker nonvotes, therefore, have the same effect as votes against a proposal.

  Both management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters are presented properly to the stockholders for action at the Meeting and or postponements or adjournments thereof, then the proxy holders named in the proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Revocability of Proxy

  Any proxy may be revoked at any time before it is voted by (i) written notice to the Secretary, (ii) receipt of a proxy properly signed and dated subsequent to an earlier proxy or (iii) by revocation of a written proxy by request in person at the Meeting. If not revoked, the shares of Common Stock represented by a proxy will be voted according to the proxy.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The Board of Directors has nominated for election at the Meeting the eight persons named below to serve until the next Annual Meeting of Stockholders or until their respective successors are elected, and each person has consented to being named as a nominee. All of the nominees are currently directors of the Company. The Board of Directors recommends that you vote FOR the approval of Proposal Number 1.

  It is anticipated that proxies will be voted for the nominees listed below, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

  In the election of directors, each stockholder voting in person or by proxy shall have the number of votes to which such stockholder would otherwise be entitled to vote multiplied by eight (the number of directors to be elected). If there are no nominees other than those set forth in this proxy statement, the named proxies will then allocate the cumulated votes equally among the nominees for which authority to vote has been granted. If there are additional nominees, the named proxies will allocate the cumulated votes among the nominees for which authority to vote has been granted in the manner that appears to the named proxies most likely to result in the greatest number of nominees set forth herein being elected, unless a different allocation of votes is specified on the proxy card.

  The name and age of each nominee, his principal occupation for at least the past five years and additional relevant information is set forth below. Such information is based upon information furnished to the Company by such nominee.

Nominees for Election

  John E. Andrews (age 52). Mr. Andrews has been a director of the Company since January 1999. He has served as the Company's President and Chief Operating Officer since 1994. From 1989 to 1993 he served as Director of International Mining Operations of Phelps Dodge Corporation, an international mining company. From 1979 to 1989 he served in a variety of engineering and management positions with Exxon Corporation, an international energy and resource corporation.

  Douglas D. Donald (age 76). Mr. Donald has been a director of the Company since May 1997. Mr. Donald is an independent financial advisor, a position he has held since 1996. From 1988 to 1996, he was a manager of the Scudder Gold Fund, a mutual fund, at Scudder, Stevens & Clark, a financial consulting firm. Mr. Donald is also a director of Piedmont Mining Company, a mining company; Repadre Capital Corp., a venture capital firm; and Dayton Mining Company, a mining company.

  Richard E. Gilbert (age 58). Mr. Gilbert has been a director of the Company since January 1999. Mr. Gilbert most recently served as a Vice President of Robert Fleming, Inc., an investment banking firm, from 1997 until his retirement in 1998. From 1991 to 1997, Mr. Gilbert served as Managing Director of Everen Securities, an investment banking firm.

  Lawrence M. Glaser, Ph.D. (age 43). Dr. Glaser is currently an independent corporate advisor to the mining industry and has been a director of the Company since May 1997. From 1997 to 1998, Dr. Glaser served as Senior Global Mining Analyst of Caspian Securities ("Caspian"'), an investment advisory firm. From 1992 until joining Caspian, Dr. Glaser was a mining analyst at Muzinich & Co. Inc., a registered broker/dealer.

  Apolinar Guzman (age 65). Mr. Guzman has been a director of the Company since July 1998. Mr. Guzman is currently an independent mining and mine construction consultant. For the past 22 years, he served as director in various engineering and management positions with RTZ Corporation, an international mining and metals company.

  William E. Nettles (age 55). Mr. Nettles has been Chairman of the Board of the Company since he joined the Company as Chief Executive Officer in August 1997. Prior to this time, Mr. Nettles served with Engelhard Corporation, a precious metals and chemical company, as the Vice President and Chief Financial Officer from 1995 to 1997 and as a Vice President and General Manager from 1988 to 1994.

  Ted Schwinden (age 73). Mr. Schwinden has been a director of the Company since October 1994. From 1981 until 1989, when Mr. Schwinden retired, he served as the Governor of the State of Montana, and from 1977 until 1981 as the Lieutenant Governor of the State of Montana. From 1969 until 1976, he served as the Director of the Montana Department of State Lands.

  Peter Steen (age 68). Mr. Steen has been a director of the Company since October 1994. Mr. Steen previously served on the Board of Directors of Santa Fe Pacific Gold Corporation, a mining company, a position he assumed in 1996 until 1997. He served as Chairman of Eldorado Corporation Ltd., a mining company, from 1993 until September 1994, and he was the President, Chief Executive Officer and a Director of Lac Minerals Ltd., a mining company, from August 1994 until September 1994. From 1992 to 1994, he served as the President and Chief Operating Officer of Homestake Mining Company, a mining company. Previously, he served as the President and Chief Executive Officer of International Corona Corporation, a mining company, in Vancouver, Canada. Mr. Steen is also a director of Dynatic Corporation, a mining company, and Tiomin Resources, Inc., a mining company.

Meetings and Committees of the Board

  The Board of Directors met eight times during fiscal 1998. Each director attended 75% or more of the total number of meetings of the Board and committees on which he served that were held during 1998. The Board of Directors has established the following standing committees:

  Audit Committee. The Audit Committee held three meetings during 1998 and currently is comprised of Messrs. Schwinden (Chairman), Gilbert and Steen. The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board of Directors the engagement of the Company's independent accountants, reviews with the independent accountants the plans and results of the auditing engagement and considers the independence of the Company's auditors.

  Compensation Committee. The Compensation Committee held four meetings during 1998 and is currently comprised of Messrs. Glaser (Chairman), Donald and Guzman. The principal responsibilities of the Compensation Committee are to establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Company's stock plans and provide assistance to management regarding key personnel selection.

  Nominating Committee. The Nominating Committee held two meetings during 1998 and is comprised of Messrs. Glaser, Steen and Nettles. The principal responsibilities of the Nominating Committee are to identify and recommend to the Board of Directors individuals with the appropriate skills and background to fill vacancies on the Board as they arise.

  Nomination of Directors. Nominations of persons for election as directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) by any nominating committee or persons appointed by the Board of Directors or (iii) by any stockholder of the Company entitled to vote for the election of directors if the stockholder gives timely notice (the "Stockholder Notice"). The Stockholder Notice will be timely if delivered to or mailed and received at the principal executive office of the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such notice of the meeting date was mailed or such public disclosure was made, whichever occurs first. The Stockholder Notice must be addressed to the secretary of the Company and must set forth the name, age, business address and residence address of each person whom the stockholder proposes to nominate for election or reelection as a director, the proposed nominee's principal occupation or employment, the class and number of shares of capital stock of the Company that are beneficially owned by the proposed nominee and other information required to be disclosed by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Stockholder Notice must also set forth the name and record address of the stockholder giving the notice and the class and number of shares of capital stock of the Company that are beneficially owned by such stockholder.

Director Compensation

  Each nonemployee director receives an annual fee of $8,500. In addition, the Company pays each nonemployee director $800 per meeting of the Board of Directors attended. Nonemployee members of all committees of the Board of Directors (with the exception of the chairman of each standing committee), receive fees of $800 for each committee meeting attended; however, the chairman of each standing committee of the Board of Directors receives a fee of $1,000 for each committee meeting attended. All directors are reimbursed for reasonable travel expenses.

  The 1998 Equity Incentive Plan (the "Stock Plan") provides that each nonemployee director will be granted nonqualified stock options ("NSOs") to purchase 10,000 shares of Common Stock, vesting in six months, upon his or her initial election to the Board of Directors. An additional NSO to purchase 5,000 shares of Common Stock will be granted to each nonemployee director on his or her next three reappointments or reelections, vesting six months after each such grant. The exercise price of options granted to nonemployee directors under the Stock Plan will be the fair market value of a share of Common Stock on the date of grant. A nonemployee director may elect not to accept such options.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

  The following table sets forth the compensation paid by the Company to the Company's chief executive officer and the other executive officers, other than the Chief Executive Officer, whose individual salary and bonus exceeded $100,000 during 1998 (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                               Annual Compensation     Long-Term Compensation Awards
                             ----------------------- ----------------------------------
                                              Other
                                             Annual  Restricted Securities
                                             Compen-   Stock    Underlying  All Other
  Name and Principal         Salary   Bonus  sation    Awards    Options   Compensation
       Position         Year   ($)     ($)   ($)(1)    ($)(2)      (#)      ($)(3)(4)
  ------------------    ---- ------- ------- ------- ---------- ---------- ------------
William E. Nettles
 (5)................... 1998 325,000 212,518 29,650       --     120,000       8,690
 Chairman and Chief     1997 177,632  80,000 66,810       --     150,000         633
  Executive Officer
John E. Andrews........ 1998 240,000 125,544    --        --      67,500      10,290
 President and Chief    1997 151,731  12,720    --     30,187     12,750       9,828
  Operating Officer     1996 151,154     --     --        --      12,750       9,882
James A. Sabala (6).... 1998 127,500  80,000 84,739       --      45,000         690
 Vice President and
  Chief
  Financial Officer
Gilmour Clausen........ 1998 120,000  47,064    --        --      18,000       7,862
 Vice President, Nye    1997 108,869   6,441    --        600     10,500       7,076
  Operations            1996 108,000     --   3,578       --       1,929       3,951

--------
(1) Amount includes reimbursement for relocation expenses of: $29,650 and $51,810 for Mr. Nettles in 1998 and 1997, respectively; $84,739 for Mr. Sabala in 1998; and $3,578 for Mr. Clausen in 1996.
(2) Shares of restricted stock were awarded in January 1997 to executives in lieu of bonuses for 1996 and salary increases for 1997 as follows: 1,725 shares to Mr. Andrews and 600 shares to Mr. Clausen. Restrictions on such shares lapse 50% after one year and the remainder after two years. As of December 31, 1997, restricted stock holdings were as follows: Mr. Andrews--1,150 shares valued at $19,263 and Mr. Clausen--600 shares valued at $10,050.
(3) Amounts include life insurance premium payments during 1998 of: $690 for Messrs. Nettles, Andrews and Sabala; and $662 for Mr. Clausen.
(4) Amounts include 401(k) contributions made by the Company of: $8,000, for Mr. Nettles; $9,600 for Mr. Andrews; and $7,200 for Mr. Clausen.
(5) Mr. Nettles was elected as an executive officer and a director of the Company in August 1997. 1997 compensation amounts represent compensation paid for August through December 1997.
(6) Mr. Sabala was elected as an executive officer on April 1, 1998. 1998 compensation amounts represent compensation for April through December 1998.

Employment Agreements

  The Company has entered into employment agreements with Messrs. Nettles, Andrews, Sabala and Clausen.

  William E. Nettles. Mr. Nettles' initial employment agreement became effective on August 13, 1997 and was amended and restated on August 10, 1998, and amended further on December 15, 1998. The agreement ends on December 31, 1999 and may be continued for additional two year terms. It is terminable by the Company or Mr. Nettles upon 90 days' notice. Under the agreement, Mr. Nettles is entitled to receive: (i) an initial base salary of $325,000, subject to adjustment; (ii) a performance based cash bonus in an amount to be determined by the Board (the target of which is 65% of base salary and the maximum of which cannot exceed 130% of base salary); (iii) options to purchase 120,000 shares of Common Stock; and (iv) employee benefits. If Mr. Nettles is terminated without cause or resigns voluntarily for Good Reason (as defined in his employment agreement), the Company is required to pay him an amount equal to his annual base salary plus his target bonus. The severance benefits shall continue for a three-year period following the date of termination if such termination occurs within the initial employment term, and for a two-year period following the date of termination if such termination occurs after the initial employment term. In addition, any previously unvested options or restricted stock held by Mr. Nettles would immediately vest. In the event of a change of control of the Company, if the Company terminates Mr. Nettles without cause, or Mr. Nettles resigns for Good Reason, within two years of the change of control, Mr. Nettles will be entitled to receive 300% of his base salary and target bonus in a lump sum, a continuation of employee benefits for three years, any accrued compensation or unreimbursed expenses and all unvested options or restricted stock would immediately vest. The employment agreement also contains a customary nondisclosure covenant, a one-year covenant not to compete and an agreement by the Company to use commercially reasonable efforts to obtain and maintain customary directors' and officers' liability insurance covering Mr. Nettles. Under the employment agreement, the Board agreed to use its reasonable best efforts to cause Mr. Nettles to be elected to serve as a director.

  John E. Andrews. Mr. Andrews' employment agreement became effective on September 19, 1994 and had an original term of one year, which is continued from year to year unless altered or terminated pursuant to the agreement. It is terminable by the Company or Mr. Andrews upon 90 days' notice. The agreement entitles Mr. Andrews to receive: (i) an initial base salary of $150,000, subject to adjustment; (ii) a performance bonus in an amount to be determined by the Board (the target of which is 50% of his base salary and the maximum of which cannot exceed 100% of base salary); (iii) options to purchase 100,000 shares of Common Stock; and (iv) standard employee benefits. If Mr. Andrews is terminated without cause or resigns voluntarily for Good Reason (as defined in his employment agreement) the Company is required to pay him an amount equal to his annual base salary plus his target bonus. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

  James A. Sabala. Mr. Sabala's employment agreement became effective on April 1, 1998 and had an original term of one year, which is continued from year to year unless altered or terminated. It is terminable by the Company or Mr. Sabala upon 90 days' notice. The agreement entitles Mr. Sabala to receive: (i) an initial base salary of $170,000, subject to adjustment; (ii) a performance bonus in an amount to be determined by the Board (the target of which is 35% of his base salary and the maximum of which cannot exceed 70% of base salary),
(iii) options to purchase 45,000 shares of Common Stock; and (iv) standard employee benefits. If Mr. Sabala is terminated without cause or resigns voluntarily for Good Reason (as defined in this employment agreement) the Company is required to pay him an amount equal to his annual base salary plus his target bonus. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

  Gilmour Clausen. Mr. Clausen's employment agreement became effective on November 30, 1995 and had an original term of one year, which is continued from year to year unless altered or terminated pursuant to the agreement. It is terminable by the Company or Mr. Clausen upon 90 days' notice. The agreement entitles Mr. Clausen to receive: (i) an initial base salary of $108,000, subject to adjustment; (ii) a performance bonus in an amount to be determined by the Board (the target of which is 25% of his base salary and the maximum of which cannot exceed 50% of base salary); (iii) options to purchase 37,500 shares of Common Stock; and (iv) standard employee benefits. If Mr. Clausen is terminated without cause or resigns voluntarily for Good Reason (as defined in his employment agreement) the Company is required to pay him an amount equal to his annual base salary plus his target bonus. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of the Section 16(a) reports and written representations the Company has received, the Company believes that during fiscal 1998, all of its directors, executive officers and greater than 10% beneficial owners had timely filed all required reports.

Stock Option Grants

  The following table contains information concerning the grant of stock options under the Stock Plan to the Named Executive Officers in 1998:

                       Option Grants in Last Fiscal Year

                                                                     Potential Realized
                         Number of  % of Total                        Value at Assumed
                         Securities  Options                           Annual Rates of
                         Underlying Granted to                           Stock Price
Name                      Options   Employees  Exercise               Appreciation for
----                      Granted   In Fiscal    Price   Expiration     Option Term(3)
                         (#)(1)(2)     Year    ($/Sh)(1)    Date        5%        10%
                         ---------- ---------- --------- ---------- ---------- ----------
William E. Nettles......  120,000     12.92%    $15.50     6/1/08   $1,169,737 $2,964,356
John E. Andrews.........   67,500      7.27%     12.75    1/22/08      541,239  1,371,612
James A. Sabala.........   45,000      4.84%     16.71     4/1/08      472,846  1,198,290
Gil Clausen.............   18,000      1.94%     12.75    1/22/08      144,330    365,763

--------
(1) The exercise price for each grant is equal to 100% of the fair market value of a share of Common Stock on the date of grant. The exercise prices have been adjusted to reflect a three-for-two stock split effective December 31, 1998.
(2) The Options vest and become exercisable in three equal annual installments on the anniversary date of the date of grant.
(3) Assumed values result from the indicated prescribed rates of stock price appreciation through the expiration date. The actual value of these option grants is dependent on the future performance of the Common Stock.

Option Values

  The following table sets forth information with respect to the Named Executive Officers concerning options exercised during 1998, the value realized upon exercise and the number and value of unexercised options held as of December 31, 1998.

                         Fiscal Year End Option Values

                          Shares
                         Acquired            Number of Securities       Value of Unexercised
                            On     Value    Underlying Unexercised      In-the-Money Options
                         Exercise Realized    Options at 12/31/98            at 12/31/98
Name                        (#)     ($)    Exercisable/Unexercisable Exercisable/Unexercisable(1)
------------------------ -------- -------- ------------------------- ---------------------------
William E. Nettles......      --        --       50,000/220,001          $633,334/$2,606,686
John A. Andrews.........  37,500  $528,517      112,500/ 67,500          $2,233,920/$939,377
James A. Sabala.........      --        --            0/ 45,000                  $0/$448,128
Gilmour Clausen.........      --        --       57,750/ 18,000          $ 859,375/$ 250,500

--------
(1) Amounts shown in this column represent the market value of the underlying Common Stock at December 31, 1998 of $26.67 per share less the exercise price. The actual value, if any, an executive officer may realize will depend upon the amount by which the market price of the Common Stock exceeds the exercise price when the options are exercised.

Report of the Compensation Committee of the Board of Directors

  Policy. The Compensation Committee of the Board of Directors is responsible for establishing and administering the Company's compensation policies and plans for the executive officers of the Company, and for making recommendations to the full Board with respect to executive compensation matters. The objective of the compensation plan is to ensure the Company is able to attract and retain the highest caliber executives, ensure that management's interests are aligned with those of the stockholders, while also ensuring that corporate and individual performance parameters represent a significant component of the total compensation package. Performance is gauged by the Compensation Committee in terms of both corporate and individual contributions to the Company. These include net earnings to common stockholders, metal production volumes and costs, successful implementation of risk mitigation and management programs, workforce safety, environmental stewardship, progress in the expansion program and other factors.

  The Compensation Committee's policy is to construct a compensation package that works to the benefit of stockholders and management through balancing both short and long term components of the compensation plan. The Compensation Committee believes that through a properly balanced plan, management can be motivated to continually outperform their peer group, without sacrificing long term performance and growth. The Compensation plan adopted by the Board of Directors integrates a combination of base salary, annual quantitative performance bonuses with additional discretionary awards, plus annual option grants.

  The option grants expire after ten years, vest over a three-year period and are issued with an exercise price equal to the market price of the stock on the date of issue.

  Basis of Compensation. The Compensation Committee is responsible for retaining and using outside independent compensation consultants and uses various mining industry compensation surveys in its establishment of and amendments to executive compensation plans. The Compensation Committee's policy is to align executive officers base salaries at or below the industry midpoint for North American precious metals mining companies of a similar size in terms of employees, revenue and market capitalization. A midpoint basis is used by the Compensation Committee rather than an industry average, due to highly anomalous compensation for companies at the top end of the peer group. Independent compensation consultants are retained for a full and comprehensive evaluation of the Company's compensation structure and levels every other year.

  Base Salary. The initial base salary payable to an executive officer is determined pursuant to the terms of the executive officer's employment agreement and is adjusted annually at the discretion of the Compensation Committee which takes into account peer group salary midpoints. Base salaries for new executive officers are determined by individual experience and planned responsibilities within the Company, and are set in relation to a peer group midpoint. Additional base salary adjustments are made annually where substantive changes occur in the responsibilities of an executive officer. Base salaries are generally reviewed in January of each year; however, depending upon when a new executive officer joins the Company, a salary review may take place in June.

  Incentive Short Term Compensation. Each executive officer's employment agreement provides for a bonus payable at the discretion of the Compensation Committee. Annual calendar year incentive bonuses are based upon a purely quantitative formula, although the Compensation Committee maintains the right to increase or decrease these amounts. Executive officer's annual bonuses have targets and maximum caps as a percentage of the annual base salary. Maximum caps are twice the target values. Bonuses consist of two distinct components: half of the targeted bonus is linked to net income of the Company and half is linked to metal production rates and production costs. Annual target bonuses are set each year relative to the annual budget and a peer group midpoint and vary with each executive officer's position within the Company.

  Option Grants--Long Term Incentive Compensation. The Compensation Committee provides additional incentive through the annual discretionary grant of stock options in the Company under the Company's stock option plans. The purpose of the stock options plans is to reward and provide incentives for executive officers, employees, nonemployee directors and consultants of the Company. Such stock options are the dominant component of long term remuneration within the total compensation package. Stock options granted to executive officers have a life of ten years, and vest in equal installments over three years. Stock option grants as a form of long term compensation were used by over 80% of the peer group companies during 1997. Stock options are granted at an exercise price equal to the market price of the stock on the date of issue. The Compensation Committee views such option grants as a core component of the policy of management incentive and performance motivation, which also further align the interests of management with those of the owners of the Company. The Compensation Committee has and will continue to examine alternative option grant strategies, and plans and other mechanisms for providing equity linked compensation for management. The Compensation Committee believes that the current plan offers a responsible basis for management's short and long term balance of risk to return for stockholders. Due to certain changes to management with the addition of a new Chairman and CEO, CFO and two new Vice Presidents during the past two years, the basis for the size of option grants to individuals has fluctuated due to the need for initial grants on inception of employment. Option grant amounts take into account the projected future value of grants, which is based upon the price of the underlying shares, so future grant amounts may also fluctuate appreciably from year to year.

  Chairman and Chief Executive Officer's 1998 Compensation. Mr. Nettles' base salary of $325,000 and bonus of $212,518 were based upon research reports by an independent consulting firm, with the goal of positioning his compensation at the median level of his peers in the industry. In 1998, Mr. Nettles was granted options to purchase 120,000 shares of Common Stock, vesting over a period of three years, as the long term component of his annual compensation. In establishing Mr. Nettles' initial base salary, bonus and option grant, the Compensation Committee considered the terms of his employment contract and compensation paid to chief executive officers at other precious metals companies.

  Section 162(m). Under Section 162(m) of the Internal Revenue Code, as amended, federal income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock options exercises and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. The Compensation Committee intends to design the Company's compensation programs so that the total compensation paid to any employee will not exceed $1 million in any one year.

                                          Lawrence M. Glaser
                                          Douglas D. Donald
                                          Apolinar Guzman

Performance Graph

  The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock as of the Company's initial public offering on December 16, 1994 through December 31, 1998 with the cumulative total return on the following indices, assuming the reinvestment of all dividends: (i) the Standard & Poor's 500, (ii) the Russell 2000, (iii) the S&P Gold and Precious Metals Mining Index and (iv) the S&P Small Cap Gold and Precious Metals Mining Index. The Company has decided to change to the Russell 2000 and S&P Gold and Precious Metals Mining Index from the S&P Small Cap Gold and Precious Metals Mining Index because the Company believes that the corporations included in the Russell 2000 and S&P Gold and Precious Metals Mining Index are more comparable to the Company than those in the S&P Small Cap Gold and Precious Metals Mining Index. For the same reason, the Company no longer compares itself with the Johannesburg Stock Exchange ("JSE") Actuaries' Platinum Index, a subsection of the JSE Actuaries' All Share Index, or the North American regional index of the Financial Times Gold Mining Index.


                      CUMULATIVE TOTAL STOCKHOLDER RETURN


                           [LINE GRAPH APPEARS HERE]


                                               Cumulative Total Return
                                        --------------------------------------
                                        12/16/94 12/94 12/95 12/96 12/97 12/98
                                        -------- ----- ----- ----- ----- -----
Stillwater Mining Company..............   100     105   148   139   130   308
S&P Small Cap Gold & Precious Metals
 Mining................................   100     103   114   134    94   113
S&P 500................................   100     101   140   172   229   294
Russell 2000...........................   100     103   132   154   188   187
S&P Gold & Precious Metals Mining......   100     106   120   119    78    68

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table includes information as of March 1, 1999, except as otherwise indicated, concerning the beneficial ownership of Common Stock by:
(i) stockholders known to the Company (based on the public reports of such stockholders) to beneficially own more than 5% of the Common Stock; (ii) each director, director nominee and Named Executive Officer of the Company; and
(iii) all directors, director nominees and executive officers of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

Name and Address                                                      Percent
Of Beneficial Owner                                          Amount   Of Class
-------------------                                         --------- --------
Fidelity Management Research Corporation .................. 4,054,183  11.74%
 82 Devonshire Street
 Boston, MA 02109(1)
Scudder Kemper Investments, Inc. .......................... 2,605,458    7.5%
 Two International Place
 Boston, MA 02110(2)
American Express Company and affiliates.................... 2,540,250    7.4%
 American Express Tower
 World Financial Center
 New York, NY 10285(3)
John E. Andrews(4).........................................   138,334      *
Douglas D. Donald(5).......................................    36,900      *
Richard E. Gilbert.........................................     1,000      *
Lawrence M. Glaser(6)......................................    34,650      *
Apolinar Guzman(7).........................................    15,000      *
William E. Nettles(8)......................................    65,277      *
Ted Schwinden(9)...........................................    33,300      *
Peter Steen(10) ...........................................    61,875      *
James A. Sabala(11)........................................    15,500      *
Gilmour Clausen(12)........................................    63,749      *
All directors and executive officers as a group (10
 persons)(4)(5)(6)(7)(8)(9)(10)(11)(12)....................   465,585    1.3%

--------
 * Indicates ownership of less than 1%.
 (1) The number of shares is based on the Schedule 13G, dated March 5, 1999, filed by FMR Corp., which discloses that FMR has sole voting power over 1,624,950 shares and sole dispositive power over 4,054,183 shares.
 (2) The number of shares reported is based upon the Schedule 13G, dated March 17, 1999, filed by Scudder Kemper Investments, Inc. ("Scudder"), which discloses that Scudder had sole voting power over 763,725 shares, shared voting power over 1,188,033 shares, and shared dispositive power over 2,605,458 shares as of December 31, 1998.
 (3) The number of shares reported in this table is based upon the Schedule 13G, dated March 5, 1999, filed jointly by American Express Company and American Express Financial Corporation, which discloses that American Express Company and American Express Financial Corporation have shared dispositive power over 2,540,250 shares as of December 31, 1998. The business address disclosed in Schedule 13G for American Express Financial Corporation is IDS Tower 10, Minneapolis, Minnesota 55440.
 (4) Includes 101,428 shares issuable upon exercise of stock options exercisable currently or within 60 days.

 (5) Includes: (i) 1,800 shares held by EMD Partners, of which Mr. Donald is a general partner; (ii) 1,350 shares held by VY Trust, for which Mr. Donald is a joint trustee; and (iii) 33,750 shares issuable upon exercise of stock options exercisable currently or within 60 days.
 (6) Includes 33,750 shares issuable upon exercise of stock options exercisable currently or within 60 days.
 (7) Includes 15,000 shares issuable upon exercise of stock options exercisable currently or within 60 days.
 (8) Includes 50,000 shares issuable upon exercise of stock options exercisable currently or within 60 days.
 (9) Includes 33,150 shares issuable upon exercise of stock options exercisable currently or within 60 days.
(10) Includes 33,750 shares issuable upon exercise of stock options exercisable currently or within 60 days.
(11) Includes 15,000 shares issuable upon exercise of stock options exercisable currently or within 60 days.
(12) Includes 57,750 shares issuable upon exercise of stock options exercisable currently or within 60 days.

                                 PROPOSAL TWO

             APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF
            INCORPORATION TO ALTER THE REQUIRED NUMBER OF DIRECTORS

     The Company's stockholders are being asked to approve a proposal to amend the Restated Certificate of Incorporation to alter the required number of directors, to provide the Board of Directors with the flexibility to increase and decrease the size of the Board from seven to ten members.

  The Company's Board of Directors has adopted, and is recommending that the shareholders amend Article 5, Section 5.1 of the Company's Restated Certificate of Incorporation to read as follows, with the new language underlined:

                                   Article 5

       5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article 4 of this Certificate relating to the rights of holders of any series of Preferred Stock, the number of directors constituting the entire Board of Directors shall be set in accordance with the bylaws of the Corporation; provided, however, that the number of directors shall be no less than seven and no more than ten.

The amendment would set the minimum number of directors at seven and the maximum number of directors at ten rather than the current fixed number of seven directors. The amendment is intended to conform the size of the Board to prior practice and to provide the Company with flexibility in structuring its board. The Board of Directors believes that the desirable size of the Board may change from time to time, based on the availability of qualified persons and the needs of the Company. As a result, the Company believes it is advantageous for the Board of Directors to have the flexibility to make changes in the number of directors within the limitations of the proposed amendment. In addition, the Company is proposing to elect eight directors at the Meeting. Passage of this proposal is necessary in order for the stockholders to validly elect all of the nominees set forth in this Proxy Statement.

Approval by Stockholders

  Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Meeting. If approved by the stockholders, the amendment to Article 5, Section
5.1 will become effective upon the filing of a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of Delaware, which filing is expected to take place shortly after the Meeting. If this proposal is not approved by the stockholders, the Certificate of Amendment will not be filed.

  The Board of Directors has concluded that the amendment to the Company's Restated Certificate of Incorporation to alter the required number of directors is in the best interests of the stockholders and unanimously recommends that you vote FOR the approval of Proposal Number 2.

                                PROPOSAL THREE:

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Unless otherwise directed by the stockholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

  The Board of Directors unanimously recommends that you vote FOR the approval of Proposal Number 3.

                             STOCKHOLDER PROPOSALS

  The rules of the Securities and Exchange Commission permit stockholders of a company to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Company's Annual Meeting of Stockholders following the end of fiscal 1999 is expected to be held on or about May 25, 2000, and proxy materials in connection with that meeting are expected to be mailed on or about April 1, 2000. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 9, 1999. The Company's Amended and Restated Bylaws also contain procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors. See "Election of Directors."

                                    GENERAL

  The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. The enclosed proxy, however, gives discretionary authority in the event that any additional matters should be presented.

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 is being mailed to stockholders with this Proxy Statement.

                                          By Order of the Board of Directors,

                                          Michael A. Shea
                                          Secretary

                           STILLWATER MINING COMPANY

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
                                      [X]

1. ELECTION OF DIRECTORS (TO WITHHOLD AUTHORITY TO VOTE FOR ANY OR ALL NOMINEE(S), MARK OVAL UNDER "FOR ALL EXCEPT" AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE(S) INSTRUCTION: If no choice for directors is indicated in the space provided below, this proxy shall authorize the proxies named herein to cumulate all votes which the undersigned is entitled to cast at the meeting for, and to allocate votes among, one or more of the nominees listed for election as director, as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to the Company's Board of Directors. To specify a different allocation of votes for directors, write the number of shares and the name(s) of the nominee(s) in the space provided below.

          NOMINEES:

          John E. Andrews, Douglas B. Donald, Richard E. Gilbert, Lawrence M. Glaser, Apolinar Guzman, William E. Nettles, Ted Schwinden, Peter Steen

                 For    For All    Withhold        Cumulate
                 All    Except     All             For _____________________
                 [_]    [_]        [_]

2.
          To amend the Company's Restated Certificate of Incorporation to alter the required number of directors.

                 For    Against    Abstain
                 [_]    [_]        [_]

3. Ratification of appointment of PricewaterhouseCoopers LLP as the Company's Independent Accountants.

                 For    Against    Abstain
                 [_]    [_]        [_]

4. In their discretion, the proxies are authorized to vote upon any other matters coming before the meeting.

Dated:____________________________________________________________________, 1999

Signature(s)____________________________________________________________________

Signature(s)___________________________________________________________________

PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.
--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

                           STILLWATER MINING COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 1999

The undersigned hereby appoints William E. Nettles and John E. Andrews, or either of them, as proxies with full power of substitution to vote all shares of stock of Stillwater Mining Company of record in the name of the undersigned at the close of business on March 29, 1999 at the Annual Meeting of Stockholders to be held in Denver, Colorado on May 27, 1999 or at any postponements or adjournments, hereby revoking all former proxies.

IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2) AND (3) IN ACCORDANCE WITH THE SPECIFICATION MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.
                          (continued on reverse side)